Exhibit 10.66

SUNTRUST BANKS, INC.

DIRECTORS DEFERRED COMPENSATION PLAN

2005 DEFERRAL ELECTION FORM

NEW REGULATIONS AFFECT DEFERRED COMPENSATION ELECTIONS: Even though you may have previously made a deferral election, to ensure compliance with the new laws regarding deferring compensation, you must complete a new election to defer form for your director’s fees each year, even if you choose not to defer.

As a director of SunTrust Banks, Inc., you are eligible to defer your director’s fees. You may defer receipt of any retainer and meeting fees you receive from SunTrust or its subsidiaries until you cease to be a member of the Board of Directors. If you elect to participate in the plan, you must elect the return option for your account as well as how your account will be paid when you cease to be a Director.

PLEASE INDICATE YOUR CHOICE BELOW, SIGN, DATE, AND RETURN THIS DEFERRAL ELECTION FORM TO JEAN AZURMENDI. ONCE YOU MAKE YOUR CHOICES AND RETURN THE FORM, THE ELECTION IS IRREVOCABLE FOR 2005. EACH YEAR, A SEPARATE DEFERRAL ELECTION WILL HAVE TO BE MADE FOR THE FOLLOWING YEAR.

PART I — Deferral Election (Please check one)

☐	I do not wish to defer receipt of either my Retainer or my Board/Committee Meeting fees

☐	I wish to defer receipt of my Retainer (Complete Parts II, III, IV, and V)

☐	I wish to defer receipt of my Board/Committee Meeting fees (Complete Parts II, III, IV, and V)

☐	I wish to defer receipt of my Retainer and my Board/Committee Meeting fees (Complete Parts II, III, IV, and V)

PART II — Return Option

The return on my deferral account will be calculated in the following manner:

☐	100% at Prime rate of SunTrust Bank, Atlanta

☐	100% at Phantom Stock rate

(The Phantom Stock rate is based on the value of SunTrust’s common stock. On the date retainer and meeting fees are deferred, Phantom Stock is purchased using the closing price of SunTrust stock on that day. The account is credited with changes in share value, along with dividends and other distributions. There are no voting rights associated with Phantom Stock.)

PART III — Payment Option This election may only be made once and is irrevocable.

☐	Standard lump-sum payment payable in January following the year in which I leave the Board of Directors.

☐	Accelerated lump-sum payment payable in month following the quarter in which I leave the Board of Directors.

☐	Five approximately equal annual installments payable in January of each year for five consecutive years commencing in January following the year I leave the Board of Directors.

☐	Ten approximately equal annual installments payable in January of each year for ten consecutive years commencing in January following the year I leave the Board of Directors.

*** Alternative ***

☐	I wish to wait to elect my payment option, understanding that if no election is made at least one year prior to my separation from the Board, my distribution will be in a standard lump-sum.

(con’t on back)

PART IV — Beneficiary Designation

Please be advised that if the undersigned dies and there is a payment distribution pursuant to the SunTrust Directors Deferred Compensation Plan, I direct such payment to be paid to my beneficiary. If my beneficiary does not survive me, this designation shall be ineffective and such payment, if any, shall be made to my estate. This designation shall prevail over any prior beneficiary designation made under this plan until revoked by a subsequent written designation delivered to SunTrust Human Resources. I designate my beneficiary to be:

Name:

Address:

Date of Birth:

Social Security #:

PART V — Authorization

I hereby authorize the Corporation to take such action as it deems necessary or appropriate to effect the choices indicated above.

Print Name	Social Security Number

Signature	Date

PLEASE RETURN TO:

JEAN AZURMENDI

SUNTRUST BANK

HUMAN RESOURCES (MAIL CODE 636G)

P. O. BOX 4418

ATLANTA, GA 30302

FAX 404-588-7323